Exhibit 99.1
Pinterest Announces Fourth Quarter and Full Year 2023 Results, Delivers Record High Users and Robust Margin Expansion
Q4 Revenue of $981 million grew 12%, marking continued double-digit revenue growth in the second half of 2023
Global monthly active users reached an all-time high of 498 million
SAN FRANCISCO, Calif. - February 8, 2024 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2023.
•Q4 revenue grew 12% year over year to $981 million. 2023 revenue increased 9% year over year to $3,055 million.
•Global Monthly Active Users (MAUs) increased 11% year over year to 498 million.
•GAAP net income was $201 million for Q4. GAAP net loss was $36 million for 2023. Adjusted EBITDA was $365 million and $683 million for Q4 and 2023, respectively.
•Total costs and expenses were $785 million and $3,181 million for Q4 and 2023, respectively.
“We had a strong Q4, bookending a transformative year for Pinterest,” said Bill Ready, CEO of Pinterest. “2023 was our most productive year yet as we accelerated our product velocity and launched more solutions than ever before. Brands are responding by using our full suite of products to drive even better campaign performance. Pinterest is the rare business where the interests of users and advertisers are aligned. It’s proven to be true as we continue to post double-digit revenue growth and have achieved an all-time high for global MAU. The changes we made have set us up to be a stronger and more efficient company as we double down on our momentum in 2024.”
Q4 and Full Year 2023 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

Open	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Revenue	$981,262	$877,209	12%	$3,055,071	$2,802,574	9%

Net income (loss)	$201,178	$17,491	1,050%	$(35,610)	$(96,047)	63%
Net income (loss) margin	21%	2%		(1)%	(3)%

Non-GAAP net income*	$366,245	$203,109	80%	$759,382	$425,988	78%

Adjusted EBITDA*	$364,801	$195,785	86%	$683,463	$441,935	55%
Adjusted EBITDA margin*	37%	22%		22%	16%

* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2023 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user (ARPU) based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Revenue - Global	$981	$877	12%	$3,055	$2,803	9%
Revenue - U.S. and Canada	$779	$722	8%	$2,448	$2,309	6%
Revenue - Europe	$162	$123	32%	$483	$398	21%
Revenue - Rest of World	$41	$32	27%	$125	$95	31%

MAUs - Global	498	450	11%	498	450	11%
MAUs - U.S. and Canada	97	95	2%	97	95	2%
MAUs - Europe	135	124	8%	135	124	8%
MAUs - Rest of World	266	231	15%	266	231	15%

ARPU - Global	$2.00	$1.96	2%	$6.44	$6.36	1%
ARPU - U.S. and Canada	$8.07	$7.60	6%	$25.52	$24.38	5%
ARPU - Europe	$1.23	$1.01	23%	$3.73	$3.23	15%
ARPU - Rest of World	$0.15	$0.14	11%	$0.50	$0.43	17%

Guidance
For Q1 2024, we expect revenue to be in the range of $690 million to $705 million, representing 15-17% growth year over year. We expect Q1 2024 Non-GAAP operating expenses* to be in the range of $450 million to $465 million, representing 9-13% growth year over year. Please note that our operating expense guidance does not include cost of revenue.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense, which is impacted by, among other things, employee retention and decisions around future equity grants to employees. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our fourth quarter and full year 2023 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "believes," "estimates," "expects," "projects," "may," "will," "can," "intends," "plans," "targets," "forecasts," "anticipates," or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of February 8, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and constant currency revenue growth rates. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income (expense), net, other income (expense), net, provision for income taxes, restructuring charges and non-cash charitable contributions. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, restructuring charges and non-cash charitable contributions. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use these measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs do not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Neil Doshi
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,361,936	$1,611,063
Marketable securities	1,149,148	1,087,164
Accounts receivable, net of allowances of $10,635 and $12,672 as of December 31, 2023 and 2022, respectively	763,159	681,532
Prepaid expenses and other current assets	64,316	74,918
Total current assets	3,338,559	3,454,677
Property and equipment, net	32,225	59,575
Operating lease right-of-use assets	92,119	206,253
Goodwill and intangible assets, net	117,462	124,822
Other assets	14,040	17,403
Total assets	$3,594,405	$3,862,730
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,058	$87,920
Accrued expenses and other current liabilities	238,032	292,611
Total current liabilities	317,090	380,531
Operating lease liabilities	160,616	178,694
Other liabilities	26,019	21,851
Total liabilities	503,725	581,076
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 591,663 and 593,918 shares issued and outstanding as of December 31, 2023 and 2022, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 86,355 and 89,284 shares issued and outstanding as of December 31, 2023 and 2022, respectively	7	7
Additional paid-in capital	5,241,954	5,407,724
Accumulated other comprehensive loss	(1,013)	(11,419)
Accumulated deficit	(2,150,268)	(2,114,658)
Total stockholders’ equity	3,090,680	3,281,654
Total liabilities and stockholders’ equity	$3,594,405	$3,862,730

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$981,262	$877,209	$3,055,071	$2,802,574
Costs and expenses:
Cost of revenue	178,096	185,028	688,760	678,597
Research and development	267,981	265,240	1,068,416	948,980
Sales and marketing	240,867	317,270	911,166	933,133
General and administrative	98,068	103,803	512,407	343,541
Total costs and expenses	785,012	871,341	3,180,749	2,904,251
Income (loss) from operations	196,250	5,868	(125,678)	(101,677)
Interest income (expense), net	28,959	16,586	105,439	30,235
Other income (expense), net	5,893	6,320	3,799	(14,502)
Income (loss) before provision for income taxes	231,102	28,774	(16,440)	(85,944)
Provision for income taxes	29,924	11,283	19,170	10,103
Net income (loss)	$201,178	$17,491	$(35,610)	$(96,047)
Net income (loss) per share:
Basic	$0.30	$0.03	$(0.05)	$(0.14)
Diluted	$0.29	$0.03	$(0.05)	$(0.14)
Weighted-average shares used in computing net income (loss) per share:
Basic	674,000	674,385	674,641	665,732
Diluted	695,031	696,932	674,641	665,732

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(35,610)	$(96,047)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,509	46,489
Share-based compensation	647,860	497,123
Non-cash charitable contributions	12,890	—
Impairment and abandonment charges for leases and leasehold improvements	117,315	—
Amortization (accretion) of investment premiums discount	(21,897)	(638)
Other	(2,438)	(13,251)
Changes in assets and liabilities:
Accounts receivable	(80,782)	(28,856)
Prepaid expenses and other assets	18,102	(30,214)
Operating lease right-of-use assets	55,324	56,024
Accounts payable	(9,261)	70,777
Accrued expenses and other liabilities	(43,544)	20,627
Operating lease liabilities	(66,507)	(52,832)
Net cash provided by operating activities	612,961	469,202
Investing activities
Purchases of property and equipment and intangible assets	(8,063)	(28,984)
Purchases of marketable securities	(1,308,020)	(1,028,480)
Sales of marketable securities	35,850	7,417
Maturities of marketable securities	1,243,240	1,007,861
Acquisition of business, net of cash acquired	—	(86,059)
Net cash used in investing activities	(36,993)	(128,245)
Financing activities
Proceeds from exercise of stock options, net	8,256	12,882
Repurchases of Class A common stock	(500,000)	—
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(335,019)	(161,809)
Net cash used in financing activities	(826,763)	(148,927)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,667	(1,434)
Net increase (decrease) in cash, cash equivalents and restricted cash	(249,128)	190,596
Cash, cash equivalents and restricted cash, beginning of period	1,617,660	1,427,064
Cash, cash equivalents and restricted cash, end of period	$1,368,532	$1,617,660
Supplemental cash flow information
Cash paid for income taxes, net	$19,173	$10,008
Non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$32,784	$31,515

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,361,936	$1,611,063
Restricted cash included in prepaid expenses and other current assets	2,542	1,067
Restricted cash included in other assets	4,054	5,530
Total cash, cash equivalents and restricted cash	$1,368,532	$1,617,660

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Share-based compensation by function:
Cost of revenue	$3,079	$2,829	$11,117	$7,629
Research and development	107,240	100,166	422,964	324,161
Sales and marketing	25,354	45,903	96,798	99,467
General and administrative	27,554	21,414	116,981	65,866
Total share-based compensation	$163,227	$170,312	$647,860	$497,123

Amortization of acquired intangible assets by function:
Cost of revenue	$1,508	$4,974	$6,031	$8,583
Sales and marketing	135	10,135	540	15,540
General and administrative	197	197	789	789
Total amortization of acquired intangible assets	$1,840	$15,306	$7,360	$24,912

Restructuring charges by function:
Research and development	$—	$—	$4,696	$—
Sales and marketing	—	—	2,749	—
General and administrative	—	—	119,437	—
Total restructuring charges	$—	$—	$126,882	$—

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$785,012	$871,341	$3,180,749	$2,904,251
Share-based compensation	(163,227)	(170,312)	(647,860)	(497,123)
Amortization of acquired intangible assets	(1,840)	(15,306)	(7,360)	(24,912)
Non-cash charitable contributions	—	—	(12,890)	—
Restructuring charges	—	—	(126,882)	—
Total non-GAAP costs and expenses	$619,945	$685,723	$2,385,757	$2,382,216

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$201,178	$17,491	$(35,610)	$(96,047)
Depreciation and amortization	5,324	19,605	21,509	46,489
Share-based compensation	163,227	170,312	647,860	497,123
Interest (income) expense, net	(28,959)	(16,586)	(105,439)	(30,235)
Other (income) expense, net	(5,893)	(6,320)	(3,799)	14,502
Provision for income taxes	29,924	11,283	19,170	10,103
Restructuring charges	—	—	126,882	—
Non-cash charitable contributions	—	—	12,890	—
Adjusted EBITDA	$364,801	$195,785	$683,463	$441,935

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$201,178	$17,491	$(35,610)	$(96,047)
Share-based compensation	163,227	170,312	647,860	497,123
Amortization of acquired intangible assets	1,840	15,306	7,360	24,912
Restructuring charges	—	—	126,882	—
Non-cash charitable contributions	—	—	12,890	—
Non-GAAP net income	$366,245	$203,109	$759,382	$425,988

Basic weighted-average shares used in computing net income (loss) per share	674,000	674,385	674,641	665,732
Weighted-average dilutive securities(1)	21,031	22,547	18,927	25,200
Diluted weighted-average shares used in computing non-GAAP net income per share	695,031	696,932	693,568	690,932
Non-GAAP net income per share	$0.53	$0.29	$1.09	$0.62

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.